Exhibit 5.1

                  [LETTERHEAD OF SIMPSON THACHER & BARTLETT]


                                                     September 25, 2001

Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey  07701

K. Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey  07701

Ladies and Gentlemen:

         We have acted as counsel to Hovnanian Enterprises, Inc., a Delaware corporation ("Hovnanian"), and to K. Hovnanian Enterprises, Inc., a wholly-owned subsidiary of Hovnanian and a New Jersey corporation ("K. Hovnanian"), and certain subsidiaries of Hovnanian (the "Subsidiary Guarantors") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Hovnanian, K. Hovnanian and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of Class A common stock of Hovnanian par value $.01 per share ("Common Stock"); (ii) shares of preferred stock of Hovnanian par value $.01 per share ("Preferred Stock"); (iii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iv) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (v) unsecured debt securities of Hovnanian consisting of notes, debentures or other evidence of indebtedness, which may be senior ("Hovnanian Senior Debt Securities"), senior subordinated ("Hovnanian Senior Subordinated Debt Securities") or subordinated ("Hovnanian Subordinated Debt Securities") (collectively, the "Hovnanian Debt Securities"); (vi) warrants to purchase Hovnanian Debt Securities (the "Hovnanian Debt Security Warrants");
(vii) unsecured debt securities of K. Hovnanian consisting of notes, debentures or other evidence of indebtedness, which may be senior ("K. Hovnanian Senior Debt Securities"), senior subordinated ("K. Hovnanian Senior Subordinated Debt Securities") or subordinated ("K. Hovnanian Subordinated Debt Securities") (collectively, the "K. Hovnanian Debt Securities" and, together with the Hovnanian Debt Securities, the "Debt Securities"), which will be fully and unconditionally guaranteed by Hovnanian (the "Hovnanian Debt Guarantee"); (viii) warrants to purchase K. Hovnanian Debt Securities (the "K. Hovnanian Debt Security Warrants" and, together with the Hovnanian Debt Security Warrants, the "Debt Security Warrants"), which will be fully and unconditionally guaranteed by Hovnanian (the "Hovnanian Warrant Guarantee");
(ix) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the "Debt Guarantees"); (x) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Security Warrants, the Common Stock Warrants and the Preferred Stock Warrants (the

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"Warrant Guarantees"); (xi) contracts for purchase and sale of Common Stock
(the "Purchase Contracts"); (xii) Stock Purchase Units of Hovnanian, consisting of a Purchase Contract and either a beneficial interest in Hovnanian Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the "Stock Purchase Units"); and (xiii) Common Stock, Preferred Stock and Debt Securities, which may be issued upon exercise of Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Common Stock Warrants, the Preferred Stock Warrants, the Debt Securities, the Hovnanian Debt Guarantee, the Debt Security Warrants, the Hovnanian Warrant Guarantee, the Debt Guarantees, the Warrant Guarantees, the Purchase Contracts, the Stock Purchase Units and the Securities Warrants are hereinafter referred to collectively (together with any additional securities that may be issued by Hovnanian and/or K. Hovnanian pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act)) as the "Securities". The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $300,000,000.

         The Hovnanian Senior Debt Securities and the Debt Guarantees thereof, if applicable, will be issued under an Indenture (the "Hovnanian Senior Indenture") among Hovnanian, such Trustee as shall be named therein (the "Hovnanian Senior Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The Hovnanian Senior Subordinated Debt Securities and the Debt Guarantees thereof, if applicable, will be issued under an Indenture (the "Hovnanian Senior Subordinated Indenture") among Hovnanian, such Trustee as shall be named therein (the "Hovnanian Senior Subordinated Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The Hovnanian Subordinated Debt Securities and the Debt Guarantees thereof, if applicable, will be issued under an Indenture (the "Hovnanian Subordinated Indenture") among Hovnanian, such Trustee as shall be named therein (the "Hovnanian Subordinated Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The Hovnanian Senior Indenture, the Hovnanian Senior Subordinated Indenture and the Hovnanian Subordinated Indenture are hereinafter referred to collectively as the "Hovnanian Indentures". The K. Hovnanian Senior Debt Securities, the Hovnanian Debt Guarantee and the Debt Guarantees thereof, if applicable, will be issued under an Indenture (the "K. Hovnanian Senior Indenture") among K. Hovnanian, Hovnanian and such Trustee as shall be named therein (the "K. Hovnanian Senior Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The K. Hovnanian Senior Subordinated Debt Securities, the Hovnanian Debt Guarantee and the Debt Guarantees thereof, if applicable, will be issued under an Indenture (the "K. Hovnanian Senior Subordinated Indenture") among K. Hovnanian, Hovnanian, such Trustee as shall be named therein (the "K. Hovnanian Senior Subordinated Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The K. Hovnanian Subordinated Debt Securities, the Hovnanian Debt Guarantee and the Debt Guarantees thereof, if applicable, will be issued under an Indenture (the "K. Hovnanian Subordinated Indenture") among K. Hovnanian, Hovnanian, such Trustee as shall be named therein (the "K. Hovnanian Subordinated Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The K. Hovnanian Senior Indenture, the K. Hovnanian Senior Subordinated Indenture and the K. Hovnanian Subordinated Indenture are hereinafter collectively referred to as the "K. Hovnanian Indentures".

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The Hovnanian Indentures and the K. Hovnanian Indentures are hereinafter collectively referred to as the "Indentures".

         The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") between Hovnanian and such Purchase Contract Agent as shall be named therein (the "Purchase Contract Agent").

         The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the "Securities Warrants". The Common Stock Warrants and the Warrant Guarantees thereof, if applicable, will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") among Hovnanian, the Common Stock Warrant Agent as shall be named therein and the Subsidiary Guarantors as shall be named therein, if applicable. The Preferred Stock Warrants and the Warrant Guarantees thereof, if applicable, will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") among Hovnanian, the Preferred Stock Warrant Agent as shall be named therein and the Subsidiary Guarantors as shall be named therein, if applicable. The Hovnanian Debt Security Warrants and the Warrant Guarantees thereof will be issued under a Hovnanian Debt Security Warrant Agreement (the "Hovnanian Debt Security Warrant Agreement") among Hovnanian, the Hovnanian Debt Security Warrant Agent as shall be named therein and the Subsidiary Guarantors, if applicable. The K. Hovnanian Debt Security Warrants and the Warrant Guarantees thereof, if applicable, will be issued under a K. Hovnanian Debt Security Warrant Agreement (the "K. Hovnanian Debt Security Warrant Agreement") among K. Hovnanian, Hovnanian, the K. Hovnanian Debt Security Warrant Agent as shall be named therein and the Subsidiary Guarantors as shall be named therein, if applicable. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Hovnanian Debt Security Warrant Agreement and the K. Hovnanian Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements". Each party to a Warrant Agreement other than Hovnanian or K. Hovnanian is referred to hereinafter as a "Counterparty".

         We have examined the Registration Statement, a form of share certificate, the forms of the Indentures, the forms of Warrant Agreements, the form of Purchase Contract Unit and the form of Purchase Contract Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of Hovnanian, K. Hovnanian and the Subsidiary Guarantors.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, each of the Indentures will be the valid and legally binding obligation of

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the Trustee thereunder; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

         We have assumed further that at the time of execution, authentication, issuance and delivery of the Hovnanian Debt Securities, and the Debt Guarantees, if applicable, the Hovnanian Indentures will have been duly authorized, executed and delivered by Hovnanian and the Subsidiary Guarantors, if applicable.

         We have assumed further that (1) at the time of the execution, authentication, issuance and delivery of the K. Hovnanian Indentures and the
K. Hovnanian Debt Securities, the Hovnanian Debt Guarantee and the Debt Guarantees, if applicable, will have been duly authorized, executed and delivered by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, and (2) execution, delivery and performance by K. Hovnanian, Hovnanian and the Subsidiary Guarantors, if applicable, of the K. Hovnanian Indentures and the K. Hovnanian Debt Securities will not violate the laws of the State of New Jersey or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

         We have assumed further that at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by Hovnanian.

         We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants and the Warrant Guarantees, if applicable, other than the K. Hovnanian Debt Security Warrants, the related Warrant Agreements will have been duly authorized, executed and delivered by Hovnanian and the Subsidiary Guarantees, if applicable.

         We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the K. Hovnanian Debt Security Warrants and the Warrant Guarantees, if applicable, the related Warrant Agreements will have been duly authorized, executed and delivered by K. Hovnanian and the Subsidiary Guarantors, if applicable, and (2) execution, delivery and performance by K. Hovnanian and the Subsidiary Guarantors, if applicable, of such Warrant Agreement and such K. Hovnanian Debt Security Warrants will not violate the laws of the State of New Jersey or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of Hovnanian, a duly constituted and acting committee of such Board of Directors or duly authorized officers of Hovnanian (such Board of Directors, committee or authorized officers being referred to herein as the "Hovnanian Board") of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due

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     issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, the Common Stock will be validly issued, fully paid and nonassessable.

          2. With respect to the Preferred Stock, assuming (a) the taking by the Hovnanian Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

          3. With respect to the Hovnanian Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Hovnanian Debt Securities, the terms of the offering thereof and related matters by the Hovnanian Board and (b) the due execution, authentication, issuance and delivery of such Hovnanian Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and otherwise in accordance with the provisions of the applicable Hovnanian Indenture and such agreement, such Hovnanian Debt Securities will constitute valid and legally binding obligations of Hovnanian enforceable against Hovnanian in accordance with their terms.

          4. With respect to the K. Hovnanian Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any K. Hovnanian Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of K. Hovnanian, a duly constituted and acting committee of such Board of Directors or duly authorized officers of K. Hovnanian (such Board of Directors, committee or authorized officers being referred to herein as the "K. Hovnanian Board") and (b) the due execution, authentication, issuance and delivery of such K. Hovnanian Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the K. Hovnanian Board and otherwise in accordance with the provisions of the applicable K. Hovnanian Indenture and such agreement, such K. Hovnanian Debt Securities will constitute valid and legally binding obligations of K. Hovnanian enforceable against
     K. Hovnanian in accordance with their terms.

          5. With respect to the Hovnanian Debt Guarantee, the Hovnanian Warrant Guarantee, the Debt Guarantees and the Warrant Guarantees (collectively, the "Guarantees"), assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Hovnanian Board and by the Board of Directors of each Subsidiary Guarantor, as applicable, a duly constituted and acting committee of such Board of Directors of a Subsidiary Guarantor or duly authorized officers of a Subsidiary Guarantor (each such Board of Directors, committee or authorized officers being referred to herein as a "Subsidiary Guarantor Board"), (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying

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     such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board or a Subsidiary Guarantor Board, as applicable, and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of Hovnanian or the Subsidiary Guarantors, as applicable, enforceable against the Hovnanian or the Subsidiary Guarantors, as applicable, in accordance with their terms.

          6. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Hovnanian Board to approve the execution and delivery of the Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of Hovnanian enforceable against Hovnanian in accordance with their terms.

          7. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Hovnanian Board or the K. Hovnanian Board, as applicable, to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board or the K. Hovnanian Board, as applicable, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of Hovnanian or K. Hovnanian, as applicable, enforceable against Hovnanian or K. Hovnanian, as applicable, in accordance with their terms.

          8. With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Hovnanian Board to authorize and approve (1) the issuance and terms of the Stock Purchase Units, (2) the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts which are a component of the Stock Purchase Units in the form filed as an exhibit to the Registration Statement and (3) the issuance and terms of the Debt Securities which are a component of the Stock Purchase Units, the terms of the offering thereof and related matters and (b) the due execution, authentication, in the case of such Debt Securities, issuance and delivery of (1) the Stock Purchase Units,
     (2) such Purchase Contracts and (3) such Hovnanian Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Hovnanian Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, and the applicable Hovnanian Indenture, in the case of such Hovnanian Debt Securities, such Stock

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     Purchase Units will constitute valid and legally binding obligations of
     Hovnanian, enforceable against Hovnanian in accordance with their terms.

         Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' right generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of New Jersey, we have relied upon the opinion of Peter S. Reinhart, Senior Vice President and General Counsel of Hovnanian, dated the date hereof.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law and, to the extent set forth herein, the laws of the State of New Jersey.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                  Very truly yours,

                                  /s/ Simpson Thacher & Bartlett

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                                  SIMPSON THACHER & BARTLETT